Filed Pursuant to Rule 424(b)(5)
Registration No. 333-214333

PROSPECTUS SUPPLEMENT
(To Prospectus Dated December 13, 2016)

2,400,000 Shares

Common stock

We are offering to sell 2,400,000 shares of our common stock, $0.01 par value per share.

Our common stock is listed on the NASDAQ Capital Market under the symbol “HBMD.” On January 26, 2017, the closing sale price of our common stock on the NASDAQ Capital Market was $15.40 per share. We urge you to obtain current market quotations of the Company’s common stock.

The common stock is not a savings account, deposit or other obligation of our bank subsidiary and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as those risk factors contained in our reports filed with the Securities and Exchange Commission (the “SEC”), that are incorporated or deemed to be incorporated by reference herein, to read about other risk factors you should consider before buying shares of our common stock.

	Per Share	Total (1)
Public offering price	$15.00	$36,000,000
Underwriting discount	$0.90	$2,160,000
Proceeds, before offering expenses, to us	$14.10	$33,840,000

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares of common stock described below.

We have granted the underwriters an option to purchase up to an additional 360,000 shares of our common stock within 30 days after the date of this prospectus supplement at the public offering price less the underwriting discount.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Delivery of the common stock in book-entry only form through The Depository Trust Company for the accounts of its participants is expected to be made on or about February 1, 2017.

RAYMOND JAMES	STEPHENS INC.

The date of this prospectus supplement is January 27, 2017

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also supplements and, in certain cases, updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, as well as the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus supplement.

If the information set forth in this prospectus supplement differs from the information set forth in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement. Similarly, if the information set forth in this prospectus supplement differs from the information contained in any document incorporated by reference that was filed prior to the date of this prospectus supplement, you should rely on the information set forth in this prospectus supplement.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of shares of our common stock. We are not making any representation to you regarding the legality of an investment in the shares of our common stock by you under applicable investment or similar laws.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus filed by us with the SEC. This prospectus supplement may be used only for the purpose for which it has been prepared. No one is authorized to give information other than that contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC and the documents referred to in this prospectus supplement and that are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus or any free writing prospectus filed by us with the SEC or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. Neither this prospectus supplement nor the accompanying prospectus constitutes an offer, or an invitation on our behalf or on behalf of the underwriters to subscribe for and purchase, shares of our common stock or other securities and may not be used for or in connection with an offer or solicitation by anyone or in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement and the accompanying prospectus to the “Company,” “we,” “us,” “our” or similar references mean Howard Bancorp, Inc., a Maryland corporation, and, as the context requires, its subsidiaries, including Howard Bank, and references to the “Bank” refer to Howard Bank.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at www.howardbank.com. Information contained on our website, other than the documents that we file with the SEC that are incorporated by reference in this prospectus supplement and the accompanying prospectus, is not incorporated by reference into this prospectus supplement or the accompanying prospectus and, therefore, is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus will automatically update and supersede the information contained or previously incorporated by reference in this prospectus supplement or the accompanying prospectus until this offering has been terminated.

This prospectus supplement incorporates by reference the documents listed below that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement statement and prior to the termination of offering of the shares of common stock offered hereby (excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC:

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the year ended December 31, 2015
• Quarterly Reports on Form 10-Q	For the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016
• Current Reports on Form 8-K	Filed on May 26, 2016, June 6, 2016 and January 24, 2017
• Description of common stock included in Registration Statement on Form 8-A	Filed on April 2, 2012, and including any amendment or report filed to update such description

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.howardbank.com or if you call or write to: George C. Coffman, Executive Vice President, Chief Financial Officer and Treasurer, Howard Bancorp, Inc., 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043, telephone: (410) 750-0020. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus supplement or the accompanying prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. We may also include forward-looking statements in other statements that we make.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and that may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as “believe,” “expect,” “plan,” “may,” “will,” “should,” “project,” “contemplate,” “anticipate,” “forecast,” “intend” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. These forward-looking statements include, but are not limited to, the impact of this offering on us, the expected proceeds to us in the offering and the expected use of proceeds in the offering, and the potential for acquisition opportunities.

Factors that could cause actual results and performance to differ from those expressed in any of our forward-looking statements include, but are not limited to, among others:

•	deterioration in general economic conditions, either nationally or in our market area, or a return to recessionary conditions;
•	competition among depository and other financial institutions;
•	inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments;
•	adverse changes in the securities markets;
•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;
•	our ability to enter new markets successfully and capitalize on growth opportunities, and to otherwise implement our growth strategy;
•	our ability to successfully integrate acquired entities, if any;
•	changes in consumer spending, borrowing and savings habits;
•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board;
•	changes in our organization, compensation and benefit plans; the loss of key personnel; and
•	changes in competitive, governmental, regulatory, technological and other factors that may affect us specifically or the banking industry generally.

For a more complete discussion of some of these risks and uncertainties see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other filings we may make.

Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s website at http://www.sec.gov. Forward-looking statements made herein reflect management’s expectations as of the date such statements are made. Our actual results and the actual outcome of our expectations and strategies could differ materially from those anticipated or estimated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights material information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information that you should consider before deciding to invest in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” sections contained in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference herein, and our financial statements and the related notes and the other documents incorporated by reference herein, which are described under the heading “Incorporation of Certain Documents by Reference” in this prospectus supplement.

Howard Bancorp, Inc. and Our Business

Howard Bancorp, Inc., the parent company of Howard Bank, was incorporated in April 2005 under the laws of the State of Maryland.

Howard Bank, which was formed in 2004, is headquartered in Ellicott City, which is located in Howard County, Maryland. The Bank has branches in Howard County as well as in Anne Arundel County, Baltimore County, Baltimore City, Cecil County and Harford County in Maryland. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small and medium sized businesses and their owners, professionals and executives, high-net-worth individuals (the “mass affluent”) and consumers generally.

Our core business strategy involves driving organic loan growth by delivering advice and superior customer service to clients through local decision makers. We combine the Bank’s specialized focus on both local markets and small and medium-sized business related market segments with a broad array of products, new technology and seasoned banking professionals to position the Bank differently from most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs. To develop this strategy, we have established long-standing relationships with key customers in the community and with local business leaders who can create business opportunities. It is this philosophy toward the business which has afforded the Company great success in attracting and retaining top-tier, high quality lending teams from other institutions.

Our primary source of revenue is net interest income, with fees generated by lending, mortgage banking and depository service charges constituting a smaller, but growing, percentage of revenues. We have positioned the balance sheet to hold a high percentage of earning assets and, in turn, to have those earning assets dominated by loans rather than investment securities. Generally, our loans earn more attractive returns than investments and are a key source of product cross sales and customer referrals. Our superior underwriting and lending teams have allowed us to be successful in gaining market share, while continuing to maintain solid asset quality ratios, an approach which is fundamental to our culture. In our efforts to drive revenue growth, we continue to invest in our infrastructure and talent with the long-term view of building the dominant Greater Baltimore bank. At all times, our revenue generating activities and expenditures are viewed with an eye towards investor returns while not exceeding risk tolerance thresholds set forth by management and our board of directors.

Our leadership team is deep and experienced both as it relates to tenure with the Company as well as industry experience. Chairman and CEO, Mary Ann Scully, founded the Company and has over 35 years of banking experience, mainly in senior executive roles with larger financial institutions. In addition, the Company employs a strong stable of next level senior leadership, which it believes is critical for successful implementation of our strategic initiatives. It is this leadership experience which has driven the Company’s growth since its founding. In addition to organic growth, the Company has completed and integrated one whole bank acquisition, one FDIC government-assisted transaction and two branch acquisition transactions. We consider this to be a critical component of furthering future growth and will continue to cultivate and pursue strategic initiatives provided they generate meaningful long-term shareholder returns.

As of December 31, 2016, we had consolidated assets, deposits and stockholders’ equity of approximately $1.0 billion, $808.7 million and $85.8 million, respectively.

Our principal executive offices are located at 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043 and our telephone number is (410) 750-0020.

Recent Developments

On January 19, 2017, we issued a press release announcing our preliminary financial results as of and for the quarter and year ended December 31, 2016. Below represents a summary of those results as compared to the quarter and year ended December 31, 2015 as well as the quarter ended September 30, 2016.

	Year ended		Three months ended
(Dollars in thousands, except per share data)	2016 (1)	2015 (2)	Dec 31 2016 (1)	Sept 30 2016 (2)	Dec 31 2015 (2)
Total Assets	$1,026,957	$946,759	$1,026,957	$1,014,787	$946,759
Total Loans & Leases (3)	872,578	806,679	872,578	856,682	806,679
Total Deposits	808,734	747,408	808,734	803,773	747,408
Tangible Common Equity	82,939	76,831	82,939	81,904	76,831
Net Income	$5,137	$1,016	$953	$1,748	$456
ROAA (%)	0.55	0.15	0.38	0.72	0.21
ROACE (%)	6.15	1.80	4.48	8.50	2.46
Net Interest Margin (FTE) (%)	3.73	4.08	3.56	3.76	4.13
Efficiency Ratio (FTE) (%)	79.01	90.64	80.67	75.81	87.12
Total Equity/Total Assets (%)	8.35	9.81	8.35	8.37	9.81
Tang. Cmn. Equity/Tang. Assets (%)	8.10	8.15	8.10	8.09	8.15
Loans/Deposits (%)	101.58	101.28	101.58	100.82	101.28
NPLs/Loans (%)	1.25	1.37	1.25	1.16	1.37
NPAs/Assets (%)	1.23	1.35	1.23	1.18	1.35
Allowance/Loans (%)	0.78	0.64	0.78	0.70	0.64
Diluted EPS ($)	0.73	0.16	0.13	0.25	0.06
Tangible Book Value Per Share ($)	11.86	11.04	11.86	11.72	11.04

(1)	Based on the unaudited, preliminary internal financial statements for the three-month and twelve month periods ended December 31, 2016.
(2)	As adjusted to reflect the reclassification of certain subordinated debt in the loan portfolio to investments.
(3)	Includes loans held-for-sale.

Note: Tangible common equity-based metrics, including the tangible common equity ratio and tangible book value per share are based off of total common equity excluding goodwill and other intangible assets.

Similar to the full year results for 2016, the fourth quarter of 2016 represented a continuation of our organic growth initiatives with balance sheet, revenue and net income growth and progress on improving returns. The earnings for the fourth quarter were however, adversely impacted by the recent dramatic increase in mortgage interest rates. While the recent increase in interest rates did not impact our balance sheet growth, net interest income, or even level of mortgage originations, the increase did necessitate a non cash, fair market re-valuation of a small portion of our residential loan portfolio. Over the last two years, $8.8 million of mortgage loans, representing 0.8% of the over $1 billion in mortgage loans originated since inception were added to the portfolio after being originally intended for sale to secondary market investors, and, due to management’s fair value option election, are recorded at fair value. This year-end valuation adjustment reduced noninterest revenues by $701 thousand in the fourth quarter, although the overall adjustment amounted to $213 thousand for the full year of 2016. While the 90 basis point swing in mortgage rates in last three months of 2016 was unprecedented, Howard Bank has determined that this quarterly volatility should be avoided and had begun to reduce the principal level of these loans in the fourth quarter, and is continuing to sell them to remove any further market based earnings volatility.

The Offering

Issuer
Howard Bancorp, Inc.
Securities Offered Hereby
2,400,000 shares of the Company’s common stock, par value $0.01 per share (or 2,760,000 shares if the underwriters exercise their option to purchase additional shares in full).
Underwriters’ Option to Purchase Additional Shares
We have granted the underwriters an option to purchase up to an additional 360,000 shares from us within 30 days of the date of this prospectus supplement in order to cover overallotments, if any.
Common Stock to be Outstanding After This Offering
9,391,072 shares (or 9,751,072 shares if the underwriters exercise their option to purchase additional shares in full).
Public Offering Price
$15.00 per share of common stock.
Use of Proceeds
We expect to receive net proceeds from this offering of approximately $33,321,000 (or approximately $38,397,000 if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and estimated offering expenses payable by us. We expect to use the net proceeds from this offering to retire certain debt as described below under “Conflicts of Interest” and for general corporate purposes, including contributing to the capital of Howard Bank to support its lending and investing activities and to support or fund acquisitions of other institutions or branches as and if opportunities for such transactions become available. Accordingly, we will retain broad discretion over the use of the net proceeds. See “Use of Proceeds” in this prospectus supplement.
NASDAQ Capital Market Symbol
HBMD
Conflicts of Interest
Because at least 5% of the net proceeds of this offering, not including underwriting compensation, will be used to retire the balance of a term loan extended by Raymond James Bank, an affiliate of Raymond James & Associates, Inc., underwriters in this offering, these underwriters are deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which require that a qualified independent underwriter (a “QIU”) participate in the preparation of this prospectus supplement and perform the usual standards of due diligence with respect thereto. Stephens Inc. is assuming the responsibilities of acting as the QIU in connection with this offering. In addition, no underwriter with a conflict of interest will confirm sales to any account over which it exercises discretionary authority without the specific prior written approval of the account holder. We have agreed to indemnify both Raymond James & Associates, Inc. and Stephens Inc. against certain liabilities incurred in connection with acting as underwriters, including liabilities under the Securities Act. See “Use of Proceeds” and “Underwriting (Conflicts of Interest) — Other Relationships.”
Risk Factors
See “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as in our reports filed with the SEC, and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in our common stock.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the underwriters’ option to purchase additional shares of common stock, no exercise of any outstanding options to purchase common stock (as of the date of this prospectus supplement, there are options outstanding to purchase an aggregate of 78,193 shares of our common stock) and no issuance of shares of common stock pursuant to awards of restricted stock units (as of the date of this prospectus supplement, there are outstanding unvested restricted stock units representing an aggregate of 65,491 shares of our common stock).

RISK FACTORS

An investment in our common stock involves substantial risks. In consultation with your own advisers, you should carefully consider, among other matters, the factors set forth below and under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated herein by reference, and any reports we file with the SEC in the future, which may amend, supplement or supersede those factors. If any of the risks contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus develop into actual events, our business, financial condition, liquidity, results of operations and prospects could be materially and adversely affected, the market price of the common stock could decline and you may lose all or part of your investment. Further, the risks and uncertainties we discuss in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are those that we currently believe may materially affect our company. Additional risks not presently known, or that we currently deem immaterial, also could materially and adversely affect our financial condition, results of operations, business and prospects and, as a result, your investment. Some statements in this prospectus supplement, including statements in the following risk factors, constitute forward-looking statements. See the “Special Note Regarding Forward-Looking Statements” sections in this prospectus supplement and the accompanying prospectus.

We do not intend to pay cash dividends in the foreseeable future and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We expect that we will retain all earnings, if any, for operating capital, and we do not expect to pay any dividends in the foreseeable future. In addition, the payment of cash dividends may be made only if we are in compliance with certain applicable regulatory requirements governing the payment of cash dividends. Our ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of Maryland and federal law and regulations, our income and financial condition, tax considerations and general business conditions. Even if we have earnings in an amount sufficient to pay cash dividends, our board of directors may decide to retain earnings for the purpose of financing growth. We cannot assure you that cash dividends on our common stock will ever be paid. You should not purchase shares of common stock offered hereby if you need or desire dividend income from this investment.

We will have broad discretion over the use of the net proceeds of the offering and may apply the proceeds of this offering to uses that do not improve our operating results or increase the value of your investment.

Although this prospectus supplement generally describes the use of the proceeds of the offering, we will have broad discretion in determining the specific timing and use of the offering proceeds. Until utilized, we anticipate that we will invest the net offering proceeds in liquid assets. We have not made a specific allocation for the use of the net proceeds. Therefore, we will have broad discretion as to the timing and specific application of the net proceeds, and investors may not have the opportunity to evaluate the economic, financial and other relevant information that we will use in applying the net proceeds, and we may spend the proceeds in a manner that stockholders do not deem desirable. Our application of the net proceeds of the offering may not ultimately improve our operating results or increase the value of your investment.

We are a bank holding company and depend on our bank subsidiary for dividends, distributions and other payments.

Howard Bancorp, Inc. is a legal entity separate and distinct from Howard Bank. Virtually all of Howard Bancorp’s revenue available for the payment of dividends on its common stock (as well as to pay principal of and interest on our outstanding debt) results from dividends paid to Howard Bancorp by Howard Bank. Under Maryland law, Howard Bank may declare a cash dividend, after providing for due or accrued expenses, losses, interest and taxes, from its undivided profits or, with the prior approval of the Maryland Office of the Commissioner of Financial Regulation, from its surplus in excess of 100% of its required capital stock. Also, if Howard Bank’s surplus is less than 100% of its required capital stock, then, until its surplus is 100% of its capital stock, Howard Bank must transfer to its surplus annually at least 10% of its net earnings and may not declare or pay any cash dividends that exceed 90% of its net earnings. In addition to these specific restrictions, the bank regulatory agencies have the ability to prohibit or limit proposed dividends if such regulatory agencies determine the payment of such dividends would result in Howard Bank being in an unsafe and unsound condition

No assurances can be given that the Bank will, in any circumstances, pay dividends to us. If the Bank fails to make dividend payments to us, and sufficient cash or liquidity is not otherwise available, we may not be able to make principal and interest payments on our outstanding debt or dividend payments on our common stock.

Resales of shares of our common stock in the public market following this offering may cause their market price to fall.

We are issuing shares of our common stock in this offering. This issuance of these new shares of common stock could have the effect of depressing the market price for shares of our common stock.

Anti-takeover provisions could adversely affect our stockholders.

Maryland law and provisions contained in our articles of incorporation and bylaws could make it difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders. For example, our articles of incorporation authorizes our board of directors to determine the designation, preferences, limitations and relative rights of unissued preferred stock, without any vote or action by our stockholders. As a result, our board of directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock or with other terms that could impede the completion of a merger, tender offer or other takeover attempt. In addition, certain provisions of Maryland law, including a provision that restricts certain business combinations between a Maryland corporation and certain interested stockholders, may delay, discourage or prevent an attempted acquisition or change in control of our company that some or all of our stockholders might consider to be desirable. As a result, efforts by our stockholders to change the direction or management of our company may be unsuccessful.

The ability of a third party to acquire us is also limited under applicable banking regulations. With certain limited exceptions, federal regulations prohibit a person, a company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring more than 10% (5% if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct our management or policies without prior notice or application to and the approval of the FRB. Companies investing in banks and bank holding companies receive additional review and may be required to become bank holding companies, subject to regulatory supervision. Accordingly, prospective investors must be aware of and comply with these requirements, if applicable, in connection with any purchase of shares of our common stock. These provisions effectively inhibit certain mergers or other business combinations, which, in turn, could adversely affect the market price of our common stock.

Because our stock is not guaranteed or insured by any governmental agency, you could lose your entire investment.

The shares of common stock offered hereby are not savings accounts or deposits, are not insured or guaranteed by the FDIC or any other governmental agency, and involve investment risk, including the possible loss of your entire investment.

SUMMARY HISTORICAL FINANCIAL DATA

The following table sets forth our summary consolidated financial information as of and for the nine months ended September 30, 2016 and 2015 and as of and for the three months ended September 30, 2016, June 30, 2016 and September 30, 2015. All information was derived from our unaudited interim consolidated financial statements that include, in the opinion of management, all normal and recurring adjustments necessary to present fairly the information for the periods and at the dates presented. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the full year ending December 31, 2016. You should read the following summary consolidated financial information together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, in each case in our Annual Report on Form 10-K for the year ended December 31, 2015 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.” The following table has not been adjusted to reflect the reclassification of certain subordinated debt in the loan portfolio to investments.

(Dollars in thousands, except per share data.)	Nine months ended September 30,		Three months ended
	2016	2015	Sept 30 2016	Jun 30 2016	Sept 30 2015
Income Statement Data:
Interest income	$28,989	$23,399	$9,824	$9,553	$8,489
Interest expense	3,323	2,152	1,176	1,178	808
Net interest income	25,666	21,247	8,648	8,375	7,681
Provision for credit losses	1,302	1,015	402	515	230
Noninterest income	11,806	9,044	4,384	4,570	3,257
Merger and Restructuring	—	3,303	—	—	2,166
Other noninterest expense	29,417	24,571	9,880	9,861	9,434
Pre-tax income/(loss)	6,753	1,402	2,750	2,569	(892)
Federal and state income tax expense/(benefit)	2,404	747	1,002	928	(106)
Net income/(loss)	4,349	655	1,748	1,641	(786)
Preferred stock dividends	166	94	0	109	31
Net income/(loss) available to common shareholders	$4,183	$561	$1,748	$1,532	$(817)
Per share data and shares outstanding:
Net income/(loss) per common share, basic	$0.60	$0.09	$0.25	$0.22	$(0.13)
Book value per common share at period end	$12.15	$11.49	$12.15	$11.90	$11.49
Tangible book value per common share at period end	$11.72	$10.87	$11.72	$11.45	$10.87
Average common shares outstanding	6,970,714	5,897,325	6,985,559	6,970,876	6,493,987
Shares outstanding at period end	6,988,180	6,921,378	6,988,180	6,978,217	6,921,378

(Dollars in thousands, except per share data.)	Nine months ended September 30,		Three months ended
	2016	2015	Sept 30 2016	Jun 30 2016	Sept 30 2015
Financial Condition data:
Total assets	$1,014,787	$924,493	$1,014,787	$988,818	$924,493
Loans receivable (gross) (1)	810,340	752,500	810,340	793,896	752,500
Allowance for credit losses	(5,634)	(4,317)	(5,634)	(5,744)	(4,317)
Other interest-earning assets	150,728	118,890	150,728	141,034	118,890
Total deposits	803,773	742,766	803,773	798,118	742,766
Borrowings	119,906	80,559	119,906	101,373	80,559
Total stockholders’ equity	84,891	92,080	84,891	83,068	92,080
Common equity	84,891	79,518	84,891	83,068	79,518
Average assets	$959,835	$735,919	$966,783	$974,355	$808,324
Average stockholders’ equity	86,760	70,618	82,199	85,922	85,611
Average common stockholders’ equity	80,983	58,056	82,199	81,091	73,049
Selected performance ratios:
Return on average assets	0.61%	0.12%	0.72%	0.68%	(0.39)%
Return on average common equity	7.17%	1.50%	8.50%	8.12%	(4.30)%
Net interest margin (2)	3.78%	4.05%	3.76%	3.66%	3.94%
Efficiency ratio (3)	78.50%	92.02%	75.81%	76.18%	106.05%
Asset quality ratios:
Nonperforming loans to gross loans	1.16%	1.07%	1.16%	1.10%	1.07%
Allowance for credit losses to loans	0.69%	0.57%	0.69%	0.72%	0.57%
Allowance for credit losses to nonperforming loans	60.04%	53.30%	60.04%	65.90%	53.30%
Nonperforming assets to loans and other real estate	1.47%	1.30%	1.47%	1.38%	1.30%
Nonperforming assets to total assets	1.18%	1.07%	1.18%	1.11%	1.07%
Capital ratios:
Leverage ratio	8.55%	11.16%	8.55%	8.36%	11.16%
Tier I risk-based capital ratio	9.65%	11.56%	9.65%	9.70%	11.56%
Total risk-based capital ratio	10.71%	12.12%	10.71%	10.80%	12.12%
Average equity to average assets	9.04%	9.60%	8.50%	8.82%	10.59%

(1)	Excludes loans held-for-sale.
(2)	Net interest margin is net interest income divided by average earning assets.
(3)	Efficiency ratio is noninterest expense divided by the sum of net interest income and noninterest income.

Note: Tangible book value per share is based on common equity excluding goodwill and other intangible assets.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our shares of common stock trade on the NASDAQ Capital Market under the symbol “HBMD.” Set forth below are the high and low sales prices on the NASDAQ Capital Market for the two most recently completed fiscal years and the period from January 1, 2017 through January 26, 2017 of the current fiscal year:

Fiscal Quarter	High	Low
2015
First	$14.90	$10.75
Second	$14.75	$12.01
Third	$15.15	$13.03
Fourth	$14.87	$12.51
2016
First	$13.33	$11.65
Second	$13.27	$12.01
Third	$13.75	$12.24
Fourth	$15.25	$12.85
2017
First (through January 26, 2017)	$15.86	$14.75

We have not declared or paid any dividends on our common stock. We currently intend to retain all of our future earnings, if any, for use in our business and do not anticipate paying cash dividends on our common stock in the foreseeable future; however, our board of directors may decide to declare dividends in the future. Payments of future dividends, if any, will be at the discretion of our board of directors after taking into account various factors, including our business, operating results and financial condition, current and anticipated cash needs, plans for expansion, tax considerations, general economic conditions and any legal or contractual limitations on our ability to pay dividends. We are not obligated to pay dividends on our common stock.

As a bank holding company, our ability to declare and pay cash dividends is dependent upon, among other things, restrictions imposed by the reserve and capital requirements of Maryland and federal law and regulations, our income and financial condition, tax considerations and general business conditions. In addition, because we are a holding company, we are dependent upon the payment of dividends by the Bank to us as our principal source of funds to pay dividends in the future, if any, and to make other payments.

USE OF PROCEEDS

We estimate that net proceeds to us from the sale of the common stock in this offering will be approximately $33,321,000, or approximately $38,397,000 if the underwriters exercise their option to purchase additional shares of common stock from us in full, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We expect to use the net proceeds from this offering to retire certain debt, as discussed below, and for general corporate purposes, including contributing to the capital of Howard Bank to support its lending and investing activities and to support or fund acquisitions of other institutions or branches as and if opportunities for such transactions become available. We have not identified the amounts we will spend on any specific purpose. Accordingly, we will retain broad discretion over the use of the net proceeds.

At least 5% of the net proceeds of this offering, not including underwriting compensation, will be used to reduce or to retire the balance of a term loan extended by Raymond James Bank, an affiliate of Raymond James & Associates, Inc., underwriters in this offering. Therefore, this offering is being made in compliance with FINRA Rule 5121, and Stephens Inc. has agreed to act as the qualified independent underwriter for this offering. See “Underwriting (Conflicts of Interest) — Other Relationships.”

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2016 (i) on an actual basis, and (ii) on a pro forma as adjusted basis to give effect to the issuance of the common stock in this offering at a public offering price of $15.00 per share. You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes to those statements, incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted
Cash and cash equivalents	$43,877,947	$64,790,947
Indebtedness:
Short Term Debt	$80,701,134	$80,701,134
RJ Debt	$12,562,000	$0
Long Term Debt	$26,642,839	$26,642,839
Total Indebtedness	$119,905,973	$107,343,973
Stockholders’ Equity:
Preferred Stock, par value $0.01 per share; 5,000,000 shares authorized; no shares issued and outstanding at September 30, 2016
Common Stock, par value $0.01 per share; 10,000,000 shares authorized; issued and outstanding — 6,988,180 shares actual, 9,388,180 shares as adjusted	69,882	93,882
Surplus	70,897,421	104,348,421
Accumulated Deficit	13,894,941	13,894,941
Accumulated other comprehensive income	29,375	$29,375
Total stockholders’ equity	$84,891,618	$118,366,618
Total stockholders’ equity and long term debt	$111,534,458	$145,009,458
Capital Ratios:
Tier 1 risk based capital ratio	9.65%	14.33%
Total risk based capital ratio	10.71%	13.29%
Leverage ratio	8.55%	11.77%

DESCRIPTION OF OUR COMMON STOCK

Please refer to “Description of Our Common Stock” in the accompanying prospectus for a summary of the material terms and provisions of the common stock being offered hereby. This summary includes information relating to the following: dividend and voting rights, liquidation, no preemptive or redemption rights, provisions affecting a potential change in control of the Company and other provisions of our Articles of Incorporation, our Bylaws and federal and state laws affecting our stockholders.

We are authorized to issue 20,000,000 shares of common stock, par value $0.01 per share. As of January 23, 2017, there were 6,991,072 shares of our common stock outstanding, 143,684 shares of common stock reserved for issuance pursuant to outstanding options and awards of restricted stock units granted under our equity incentive plans and employment agreements, and 648,907 shares of common stock reserved for issuance pursuant to future grants under our equity incentive plans.

Computershare Trust Company, NA serves as the registrar and transfer agent of our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Raymond James & Associates, Inc. is acting as the representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.

Underwriter	Number of Shares
Raymond James & Associates, Inc.	1,800,000
Stephens Inc.	600,000
Total	2,400,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares of common stock sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that, if such default the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions, Discounts and Expenses

The representative has advised us that the underwriters propose to offer the shares of our common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain securities dealers at that price less a concession not in excess of $0.54 per share. The underwriters may allow, and the dealers may re-allow, a concession not in excess of $0.10 per share on sales to other dealers. After this public offering, the public offering price, concession or any other term of this offering may be changed.

The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional shares.

	Per Share	Without Option	With Option
Public offering price	$15.00	$36,000,000	$41,400,000
Underwriting discount	$0.90	$2,160,000	$2,484,000
Proceeds to us (before expenses)	$14.10	$33,840,000	$38,916,000

We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, commissions and reimbursements, will be approximately $519,000. We are responsible for paying the expenses of the offering.

Option to Purchase Additional Shares

We have granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to 360,000 additional shares at the public offering price, less the underwriting discount. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.

No Sales of Similar Securities

We have agreed for a period of 90 days after the date of this prospectus supplement, without first obtaining the written consent of Raymond James & Associates, Inc., not to directly or indirectly (other than with respect to the Shares):

•	offer for sale, pledge, sell or otherwise dispose of any shares of common stock or securities convertible into or exchangeable for common stock (other than pursuant to existing rights, employee benefit plans and employee or director compensation plans or programs);
•	sell or grant any options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock (other than pursuant to existing equity compensation plans and programs);
•	enter into any swap or other derivatives transaction that transfers, in whole or in part, the economic consequence of ownership of any common stock, whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;
•	file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any other securities of the Company; or
•	publicly disclose an intention to do any of the foregoing.

In addition, our directors and certain of our executive officers have agreed, subject to customary exceptions, for a period of 90 days after the date of this prospectus supplement, that they will not, without the prior written consent of Raymond James & Associates, Inc.:

•	offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of our common stock, options, warrants or any other securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire our common stock or other of our securities described above that are held by or beneficially owned by them (collectively, the “Lock-Up Shares”);
•	exercise or seek to exercise or effectuate in any manner any rights of any nature that the person has or may have hereafter to require us to register any disposition of such person’s Lock-Up Shares;
•	otherwise participate as a selling securityholder in any manner in any registration of Lock-Up Shares effected by us; or
•	engage in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead to or result in a disposition of Lock-Up Shares, even if such Lock-Up Shares would be disposed of by someone other than such holder, and such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

This lock-up provision applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement has or acquires dispositive power over the shares of common stock.

NASDAQ Stock Market Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol “HBMD.”

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the shares of common stock offered hereby is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. The representative may, however, engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.

In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the NASDAQ Stock Market, in the over-the-counter market or otherwise.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.

Other Relationships

At least 5% of the net proceeds of this offering, not including underwriting compensation, will be used to retire the balance of a term loan extended by Raymond James Bank, an affiliate of Raymond James & Associates, Inc., underwriters in this offering. As a result, a conflict of interest under FINRA Rule 5121 is deemed to exist. Accordingly, this offering is being made in compliance with the requirements of Rule 5121, which require that a QIU participate in the preparation of this prospectus supplement and perform the usual standards of due diligence with respect thereto.

Stephens Inc. is assuming the responsibilities of acting as the QIU in connection with this offering. We have agreed to indemnify both Raymond James & Associates, Inc. and Stephens Inc. against certain liabilities incurred in connection with acting as underwriters, including liabilities under the Securities Act.

Some of the underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

The validity of the shares of common stock being offered by this prospectus supplement and the accompanying prospectus will be passed upon by our counsel, Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., Baltimore, Maryland, successor by merger to Ober, Kaler, Grimes & Shriver, a Professional Corporation. Dinsmore & Shohl LLP, Cincinnati, Ohio, will act as counsel to the underwriters.

EXPERTS

The consolidated financial statements for the year ended December 31, 2015, included in our Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Stegman & Company, independent registered public accounting firm, as stated in their report, dated March 29, 2016, and are incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

Howard Bancorp, Inc.

Common Stock
Preferred Stock
Warrants
Units
Debt Securities

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $50,000,000.

This prospectus provides a general description of these securities. We will provide the specific terms of the securities offered in supplements to this prospectus at the time we offer the securities. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. Please read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement, carefully before you invest in any of our securities.

The securities may be offered directly by us or by any selling security holder on a continuous or delayed basis, through agents designated from time to time by us, to or through dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If any agents, dealers or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About This Prospectus” and “Plan of Distribution” for more information. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Stock Market, LLC under the symbol “HBMD.”

The securities offered by this prospectus are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Investing in the securities offered by this prospectus involves risks. See “Risk Factors” referred to on page 5 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 13, 2016.

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $50,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information contained or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should not assume that the information contained in or incorporated by reference in this prospectus or a prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since that date.

References to “we,” “us,” “our,” “Howard Bancorp” or the “Company” refer to Howard Bancorp, Inc. and its subsidiaries, unless the context otherwise requires, and references to the “Bank” refer to Howard Bank. The term “you” refers to a prospective investor.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may also include forward-looking statements in other statements that we make.

Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intensions and future performance, including our growth strategy and expansion plans, including potential acquisitions. Forward-looking statements involve known and unknown risks, uncertainties and other factors, which may be beyond or control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

All statements that are not descriptions of historical facts are forward-looking statements. Forward-looking statements often use words such as “believe,” “expect,” “plan,” “may,” “will,” “should,” “project,” “contemplate,” “anticipate,” “forecast,” “intend” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Factors that could cause actual results and performance to differ from those expressed in any of our forward-looking statements include, but are not limited to, among others: those that may be set forth in any accompanying prospectus supplement and those included in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and other factors described in our periodic reports we file with the SEC; deterioration in general economic conditions, either nationally or in our market area, or a return to recessionary conditions; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; our ability to enter new markets successfully and capitalize on growth opportunities, and to otherwise implement our growth strategy; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission and the Public Company Accounting Oversight Board; changes in our organization, compensation and benefit plans; the loss of key personnel; and changes in competitive, governmental, regulatory, technological and other factors that may affect us specifically or the banking industry generally. For a more complete discussion of some of these risks and uncertainties see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, and in other filings we may make.

Our actual results and the actual outcome of our expectations and strategies could differ materially from those anticipated or estimated because of these risks and uncertainties and you should not put undue reliance on any forward-looking statements. All forward-looking statements speak only as of the date made and we undertake no obligation to update the forward-looking statements to reflect factual assumptions, circumstances or events that have changed after we have made the forward-looking statements.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document. In addition, we are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we may file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements and other information about issuers that file electronically with the SEC. The address of the SEC’s Internet site is http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be a part of this prospectus, and the information we later file with the SEC that is incorporated by reference in this prospectus will automatically update information previously contained in this prospectus and any incorporated document. Any statement contained in this prospectus or in a document incorporated by reference in this prospectus will be deemed modified or superseded to the extent that a later statement contained in this prospectus or in an incorporated document modifies or supersedes such earlier statement.

This prospectus incorporates by reference the documents listed below that we have filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the effectiveness of such registration statement and prior to the sale of all the securities covered by this prospectus (in each case excluding any portion of these documents that has been furnished to and deemed not to be filed with the SEC):

Report(s)	Period(s) of Report(s) or Date(s) Filed
• Annual Report on Form 10-K	For the year ended December 31, 2015
• Quarterly Reports on Form 10-Q	For the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016
• Current Reports on Form 8-K	Filed on May 26, 2016 and June 6, 2016
• Description of common stock included in Registration Statement on Form 8-A	Filed on April 2, 2012, and including any amendment or report filed to update such description

Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement.

Any documents incorporated by reference into this prospectus are available without charge to you on the Internet at www.howardbank.com or if you call or write to: George C. Coffman, Executive Vice President, Chief Financial Officer and Treasurer, Howard Bancorp, Inc., 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043, telephone: (410) 750-0020. The reference to our website is not intended to be an active link and the information on our website is not, and you must not consider the information to be, a part of this prospectus.

We have filed a registration statement with the SEC relating to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented or incorporated by reference in the registration statement and its exhibits. You may obtain from the SEC a copy of the registration statement and exhibits that we filed with the SEC as described above. The registration statement may contain additional information that may be important to you.

HOWARD BANCORP, INC.

Howard Bancorp, Inc. was incorporated in April 2005 under the laws of the State of Maryland to serve as the bank holding company of Howard Bank. The Company’s primary business is owning all of the capital stock of Howard Bank. In addition to regulation of the Bank, as a bank holding company registered under the Bank Holding Company Act of 1956, we are subject to regulation and review by the Board of Governors of the Federal Reserve (the “FRB”).

Howard Bank is a trust company chartered under Subtitle 2 of Title 3 of the Financial Institutions Article of the Annotated Code of Maryland. The Bank was formed in March 2004 and commenced banking operations on August 9, 2004. Howard Bank has chosen, for the time being, not to seek and exercise trust powers, and our business, powers and regulatory structure are the same as a Maryland-chartered commercial bank. The Bank is subject to regulation, supervision and regular examination by the Maryland Commissioner of Financial Regulation and the Federal Deposit Insurance Corporation (“FDIC”), and our deposits are insured by the FDIC. The Bank has four operating subsidiaries, three of which hold foreclosed real estate and the other of which owns and manages real estate that we use for one of our branch locations and that also contains office and retail space.

Howard Bank is headquartered in Ellicott City, which is located in Howard County, Maryland. The Bank has branches in Howard County as well as in Anne Arundel County, Baltimore County, Baltimore City, Cecil County and Harford County in Maryland. We engage in a general commercial banking business, making various types of loans and accepting deposits. We market our financial services to small and medium sized businesses and their owners, professionals and executives, high-net-worth individuals (the “mass affluent”) and consumers generally.

Our core business strategy involves delivering advice and superior customer service to clients through local decision makers. We combine the Bank’s specialized focus on both local markets and small and medium-sized business related market segments with a broad array of products, new technology and seasoned banking professionals to position the Bank differently from most competitors. Our experienced executives establish a relationship with each client and bring value to all phases of a client’s business and personal banking needs. To develop this strategy, we have established long-standing relationships with key customers in the community and with local business leaders who can create business opportunities. Since opening our residential lending division in 2014, we have extended our focus to residential mortgage lending as well.

Our primary source of revenue is net interest income, with fees generated by lending, mortgage banking and depository service charges constituting a smaller, but growing, percentage of revenues. We have positioned the balance sheet to hold a high percentage of earning assets and, in turn, to have those earning assets dominated by loans rather than investment securities. Generally speaking, loans earn more attractive returns than investments and are a key source of product cross sales and customer referrals. Certain economic conditions may favor investments over loans, such as poor corporate earnings, downturns in real estate cycles and other general slowing economic conditions. At all times, our loan and investment strategies seek to balance the need to maintain adequate liquidity via excess cash or federal funds sold with opportunities to appropriately leverage our capital.

Our principal executive offices are located at 6011 University Blvd., Suite 370, Ellicott City, Maryland 21043 and our telephone number is (410) 750-0020.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully read and consider the risks, uncertainties and assumptions discussed under Item 1A, “Risk Factors,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and any updates described in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the Commission in the future, together with information in this prospectus and any other information incorporated by reference into this prospectus. See the section of this prospectus entitled “Where You Can Find More Information.” The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also affect our business and operations. If any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes: contribution to the capital of our bank subsidiary to support its lending and investing activities; repayment of our debt; redemption of our capital stock; to support or fund acquisitions of other institutions or branches as and if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our historical consolidated ratio of earnings to fixed charges and preferred dividends on a consolidated basis for the periods shown. On September 22, 2011, we issued 12,562 shares ($12,562,000) of our Senior Non-Cumulative Perpetual Preferred Stock, Series AA (the “Series AA Preferred Stock”), to the U.S. Department of the Treasury (“U.S. Treasury”) pursuant to its Small Business Lending Fund (the “SBLF”). On May 6, 2016, we paid the U.S. Treasury $12,562,000 to redeem the Series AA Preferred Stock.

Prior to that, on February 27, 2009, pursuant to the Capital Purchase Program under Troubled Asset Relief Program implemented pursuant to the Emergency Economic Stabilization Act of 2008, we had issued to the U.S. Treasury, for an aggregate purchase price of $5,983,000, (i) 5,983 shares of our Fixed Rate Cumulative Preferred Stock, Series A (the “Series A Preferred Stock”), having a liquidation amount per share equal to $1,000 and (ii) a warrant to purchase 299.29930 shares of our Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), having a liquidation amount per share equal to $1,000, for an exercise price of $0.01 per share, which was immediately exercised for 299 shares of Series B Preferred Stock. As part of, and as required by, the SBLF investment transaction, we redeemed the Series A Preferred Stock and Series B Preferred Stock we had issued to Treasury pursuant to the TARP Capital Purchase Program with the proceeds of the SBLF program described above, for an aggregate of $6.3 million (for a net investment of $6.2 million).

For purposes of determining the ratio of earnings to combined fixed charges and preferred dividends, earnings are defined as (a) the sum of pre-tax income from continuing operations and fixed charges. Fixed charges means the sum of interest expensed and capitalized.

	Nine months ended September 30, 2016	Year ended December 31, 2015	Year ended December 31, 2014	Year ended December 31, 2013	Year ended December 31, 2012	Year ended December 31, 2011
	(Unaudited)
Ratio of earnings to fixed charges:	$3.03	$1.69	$8.19	$2.55	$2.38	$2.21
Ratio of earnings to fixed charges and preferred dividends	$3.03	$1.69	$8.19	$2.55	$2.38	$2.21

THE SECURITIES WE MAY OFFER

The securities that we may offer from time to time through this prospectus are:

•	common stock;
•	preferred stock, which we may issue in one or more series;
•	warrants entitling the holders to purchase common stock or preferred stock;
•	units; and
•	debt securities, which we may issue in one or more series.

We will describe in a prospectus supplement that we will deliver with this prospectus the terms of particular securities that we may offer in the future. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

•	the type and amount of securities that we propose to sell;
•	the offering price of the securities;
•	maturity provisions;
•	redemption, conversion, exercise, exchange, transfer, settlement or sinking fund terms, if any;
•	conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;
•	ranking;
•	voting or other rights, if any;
•	the names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;
•	compensation, if any, of those underwriters, agents or dealers;
•	details regarding over-allotment options, if any;
•	the net proceeds to us;
•	information about any securities exchange or automated quotation system on which the securities will be listed or traded;
•	the material United States federal income tax considerations applicable to the securities;
•	any material risk factors associated with the securities; and
•	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF OUR COMMON STOCK

The following description sets forth certain general terms and provisions of our common stock. The statements below describing the common stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our articles of incorporation (“articles”) and bylaws.

General

Howard Bancorp is currently authorized to issue 10,000,000 shares of common stock, par value $0.01 per share. As of December 1, 2016, we had 6,991,072 shares of common stock issued and outstanding. Subject to all rights of holders of any other class or series of stock, holders of common stock are entitled to receive dividends if and when the board of directors declares dividends from funds legally available therefor. In addition, holders of common stock share ratably in the net assets of Howard Bancorp upon the voluntary or involuntary liquidation, dissolution or winding up of Howard Bancorp, after distributions are made to anyone with more senior rights.

Under Maryland law, Howard Bancorp is not permitted to pay dividends if, as a result, it would be unable to pay its debts as they come due in the ordinary course of business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed, if it were to be dissolved at the time the dividend is paid, to satisfy the preferential rights on dissolution of any stockholders whose preferential rights on dissolution are superior to those stockholders receiving the dividend.

In general, each outstanding share of common stock entitles the holder to vote for the election of directors and on all other matters requiring stockholder action, and each share is entitled to one vote. Holders of common stock have no conversion, sinking fund or redemption rights. Holders of our common stock have no preemptive rights to purchase additional shares of common stock.

Our articles grant to our board of directors the right to classify or reclassify any unissued shares of common stock from time to time by setting or changing the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. Accordingly, our board of directors could authorize the issuance of additional shares of common stock with terms and conditions that could have the effect of discouraging a takeover or other transaction which the holders of some, or a majority, of shares of common stock might believe to be otherwise in their best interests or in which the holders of some, or a majority, of shares of common stock might receive a premium for their shares of common stock over the then market price of such shares. As of the date hereof, our board of directors has no plans to classify or reclassify any unissued shares of common stock.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the FRB before acquiring 5% or more of our common stock. Any person, other than a bank holding company, is required to obtain the approval of the FRB before acquiring 25% or more of our voting stock and in certain circumstances, more than 10% of our voting stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, NA. The common stock is listed on The NASDAQ Stock Market, LLC under the symbol “HBMD.”

DESCRIPTION OF OUR PREFERRED STOCK

We are authorized to issue 5,000,000 shares of preferred stock, par value $0.01 per share. We had previously issued to the U.S. Treasury 12,562 shares of our Series AA Preferred Stock, 5,983 shares of our Series A Preferred Stock and 299 shares of our Series B Preferred Stock, all of which have been redeemed. As a result, pursuant to our articles our board of directors has the power to authorize the issuance of up to 5,000,000 shares of our preferred stock, without stockholder approval, in one or more series or without series. Prior to issuance of shares of each series of preferred stock, the board of directors is required to fix for each series the designation, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption. As discussed below under “Certain Anti-Takeover Provisions,” the board of directors could authorize the issuance of shares of preferred stock with terms and conditions that could have the effect of discouraging a takeover or other transaction that some of our stockholders might believe to be in their best interests or in which they might receive a premium for their shares of common stock over the market price of such shares.

As of the date of this prospectus, no shares of preferred stock are outstanding.

Prior to the issuance of preferred stock, we will amend our articles by filing articles supplementary, which will designate the series of preferred stock, if any, and the number of shares and terms of such preferred stock. The issuance of any preferred stock could adversely affect the rights of holders of common stock and, therefore, reduce the value of the common stock.

The terms of any preferred stock sold pursuant to the registration statement of which this prospectus is a part will be described in the applicable prospectus supplement (and any applicable free writing prospectus) relating to the offering of such preferred stock, including, where applicable:

•	title and stated or liquidation value;
•	the number of shares offered and the initial offering price;
•	voting rights and other protective provisions;
•	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;
•	the date from which dividends will accumulate, if applicable;
•	the terms and amount of a sinking fund, if any, for purchase or redemption;
•	redemption rights, including conditions and the redemption price(s), if applicable;
•	the terms and conditions upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;
•	the terms and conditions upon which shares will be exchangeable for debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;
•	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;
•	any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;
•	the condition and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or any other class of our shares ranking junior to such shares as to dividends or upon liquidation;
•	the conditions and restrictions, if any, on the creation of indebtedness of us or any subsidiary, or on the issuance of any additional stock ranking on a parity with or prior to such shares as to dividends or upon liquidation; and
•	any other specific terms, preferences, rights, privileges, limitations or restrictions.

The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock and may issue warrants independently or together with common stock, preferred stock or debt securities or attached to or separate from such securities, in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to stockholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	title of the warrants;
•	the aggregate number of warrants;
•	the price or prices at which the warrants will be issued;
•	the designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;
•	the designation and terms of the other securities, if any, with which the warrants are issued and the number of the warrants issued with each such offered security;
•	the date, if any, on and after which the warrants and the securities offered with the warrants, if any, will be separately transferable;
•	the purchase price for each security purchasable on exercise of the warrants;
•	the dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;
•	the periods during which and places at which such warrants are exercisable;
•	the minimum or maximum amount of the warrants that may be exercised at any one time;
•	any anti-dilution protection provisions;
•	the provisions, if any, for changes to or adjustments in the exercise price of the warrants;
•	the terms of any right that we may have to redeem or call the warrants;
•	the currency or currencies in which such warrants are exercisable, if other than U.S. dollars;
•	the effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;
•	the name and address of the warrant agent, if any;
•	whether the warrants will be issued in certificated or book-entry form; and
•	any other material terms, including terms, procedures and limitations relating to the transferability, exchange, exercise or amendment of such warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF UNITS

We may issue units consisting of two or more other constituent securities. These units may be issuable, and for a specified period of time may be transferable, only as a single security, rather than as the separate constituent securities comprising such units. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

•	the title of the units;
•	the aggregate number of units offered;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	the effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;
•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising those units;
•	the name and address of the unit agent, if any;
•	whether the units will be issued in certificated or book-entry form; and
•	any other material terms of the units and their constituent securities, including procedures and limitations relating to the transferability, exchange, exercise or amendment of such units and the constituent securities comprising the units.

The provisions described in this section, as well as those described under “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Description of Warrants” and “Description of Debt Securities” will apply to each unit and to any common stock, preferred stock, warrant or debt security included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, any unit agreements will be governed by the laws of the State of Maryland. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of any unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement (or free writing prospectus) will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreement for a complete description of all of the terms of any unit offered.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue subordinated debt securities from time to time in one or more series. Unless otherwise stated in the applicable prospectus supplement, we will not be limited in the amount of debt securities that we may issue, and no series of subordinated debt securities will be secured by any of our property or assets. Thus, by owning debt securities, you are one of our unsecured creditors, unless otherwise provided in a supplemental indenture.

If we offer subordinated debt securities, we will describe the terms in a prospectus supplement (and any free writing prospectus). We may issue subordinated debt securities under one or more separate indentures, which may be supplemented or amended from time to time. Any indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and may be supplemented or amended from time to time following its execution and will be filed as an exhibit to the registration statement of which this prospectus forms a part or incorporated therein by reference.

The debt securities will be our direct obligations. We are a holding company and conduct substantially all of our operations through subsidiaries. As a result, claims of holders of the debt securities will generally have a junior position to claims of creditors of our subsidiaries (including Howard Bank), except to the extent that we may be recognized as a creditor of those subsidiaries. In addition, our right to participate as a stockholder in any distribution of assets of any subsidiary (and thus the ability of holders of the debt securities to benefit as creditors of the company from such distribution) is junior to creditors of that subsidiary.

The indenture will contain the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the debt securities or the indentures. This summary is subject to and is qualified in its entirety by reference to all the provisions of the indentures, including definitions of terms used in such indenture. Your rights are defined by the terms of any applicable indenture, not the summary provided herein. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or supplements, and any supplemental indenture entered into in connection with that series of debt securities. There may be other provisions that also are important to you.

Some of the debt securities may be issued as original issue discount debt securities (the “Original Issue Discount Securities”). Original Issue Discount Securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of Original Issue Discount Securities will contain information relating to U.S. Federal income tax, accounting, and other special considerations applicable to Original Issue Discount Securities.

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Terms of Debt Securities to be Included in the Prospectus Supplement

The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the applicable indenture will be described in the accompanying prospectus supplement relating to such series of debt securities. That description will contain all or some of the following, as applicable:

•	the title of the debt securities;
•	the aggregate principal amount of the debt securities being offered, the aggregate principal amount of debt securities outstanding, and any limit on the principal amount, including the aggregate principal amount of debt securities authorized;
•	the terms and conditions, if any, upon which the debt securities are convertible into our common stock, preferred stock or other securities, including the conversion price or its manner of calculation, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment to the conversion price and provisions affecting conversion in the event of the redemption of the debt securities;
•	the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount payable upon declaration of acceleration of their maturity, or, if applicable, the portion of the principal amount of the debt securities that is convertible into our capital stock, or the method for determining the portion;
•	the denominations of the debt securities, if other than denominations of an integral multiple of $1,000;
•	the date or dates, or the method for determining the date or dates, on which the principal of the debt securities will be payable and the amount of principal payable on the debt securities;
•	the interest rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, or the method for determining the interest rate or rates, the date or dates from which the interest will accrue or the method for determining the date or dates, the interest payment dates on which any interest will be payable and the regular record dates for the interest payment dates or the method for determining the dates, the person to whom interest should be payable, and the basis for calculating interest if other than that of a 360-day year consisting of twelve 30-day months;
•	our right, if any, to extend the principal payment date or dates and the duration of that extension;
•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;
•	the place or places where the principal of, and any premium or make-whole amount, any interest on, and any additional amounts payable in respect of, the debt securities will be payable, where holders of debt securities may surrender for registration of transfer or exchange, and where holders may serve notices or demands to or upon us in respect of the debt securities and the applicable indenture;
•	any provisions for the redemption of the debt securities, the period or periods within which, the price or prices, including any premium or make-whole amount, at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities may be redeemed in whole or in part at our option, if we have the option;
•	our obligation, if any, to redeem, repay or purchase the debt securities pursuant to any sinking fund or analogous provision or at the option of a holder of the debt securities, and the period or periods within which or the date or dates on which, the price or prices at which, the currency or currencies, currency unit or units or composite currency or currencies in which, and other terms and conditions upon which the debt securities will be redeemed, repaid or purchased, in whole or in part, pursuant to the obligation;

•	if other than United States dollars, the currency or currencies in which the debt securities will be denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies;
•	whether the amount of payments of principal of, and any premium or make-whole amount, or any interest on the debt securities may be determined with reference to an index, formula or other method, which index, formula or method may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices, and the manner for determining the amounts;
•	whether the principal of, and any premium or make-whole amount, or any interest or additional amounts on the debt securities are to be payable, at our election or at the election of a holder, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which the debt securities are denominated or stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made, and the time and manner of, and identity of the exchange rate agent with responsibility for, determining the exchange rate between the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are denominated or stated to be payable and the currency or currencies, currency unit or units or composite currency or currencies in which the debt securities are to be so payable;
•	provisions, if any, granting special rights to the holders of the debt securities upon the occurrence of specified events;
•	any additional events of default or other covenants with respect to the debt securities;
•	any additional terms of subordination of any series of debt securities;
•	restrictions on transfer, sale or other assignment, if any;
•	whether the debt securities will be issued in registered or bearer form, or both;
•	if the debt securities will be issuable in global form, the depository or its nominee with respect to the debt securities and the circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depository or its nominee;
•	the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture;
•	whether the debt securities will be sold as part of units consisting of debt securities and other securities;
•	if the debt securities are to be issued upon the exercise of warrants, the time, manner and place for the debt securities to be authenticated and delivered;
•	whether and under what circumstances we will pay additional amounts as contemplated in the applicable indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts, and the terms of the option;
•	whether the terms of the debt securities will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
•	the trustee, authenticating or paying agent, transfer agent or registrar; and
•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Consolidation, Merger or Sale

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets, except that any successor of ours or acquiror of such assets must be an entity organized and validly existing under the laws of the United States, any state thereof or the District of Columbia or any jurisdiction thereof, and must expressly assume all of our obligations under the indenture and the debt securities, as appropriate, and the performance of every other covenant of the indenture on the part of the Company. In addition, the terms of any debt securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our property and assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

Defaults; Events of Default

Events that Constitute an Event of Default

The events of default under the indenture, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events: (i) if we fail to pay interest on the debt securities as and when due and such failure continues for 30 days; (ii) if we fail to pay the principal of the debt securities as and when due; (iii) if we breach any covenant or agreement contained in the indenture and such failure continues for 90 days following notice of the same; (iv) if a court enters an order in an involuntary bankruptcy or insolvency proceeding with respect to us that continues unstayed and in effect for a period of 60 consecutive days; or (v) if we commence a bankruptcy or insolvency proceeding, consent to the entry of an order in an involuntary bankruptcy or insolvency proceeding, consent to the appointment of a receiver, liquidator or similar official, make a general assignment for the benefit of creditors or fail generally to pay our debts as they become due.

Acceleration of Maturity; Rescission and Annulment

If an event of default with respect to debt securities of any series occurs by reason of bankruptcy, insolvency or reorganization involving the Company (or other events of default to the extent set forth in, and subject to the terms of, the applicable supplemental indenture) occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal amount of the debt securities due and payable immediately.

At any time after a declaration of acceleration with respect to any series of debt securities has been made, and before a judgment or decree for payment of the money due has been obtained or entered, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may waive all defaults and rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay:

•	all matured installments of interest on the debt securities to the date of payment; and
•	all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and any other amounts due to the trustee for compensation and indemnification as provided in the indenture;

and (ii) all events of default with respect to the debt securities of such series, other than the nonpayment of the principal of, or any premium and accrued interest on, debt securities of such series that have become due solely by acceleration, have been cured or waived.

Default in Payment of Principal or Interest

If we default in the payment of (i) any installment of interest on the debt securities of any series (after giving effect to any deferral period applicable to such series), and such default shall have continued for 30 days, or (ii) the principal of the debt securities of any series, then upon demand by the trustee, we are required to pay to the trustee, for the benefit of the holders of such debt securities, the amounts due and payable on such debt securities for principal, any premium and accrued interest, as well as such further amounts to cover the costs and expenses of collection of such amounts due.

Under the indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part, there is no right of acceleration in the case of a default in the payment of principal of or interest on any debt securities of any series or in our non-performance of any other obligation under the debt securities or the indenture.

Waiver of Defaults and Events of Default

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults in respect of a covenant or provision that cannot be modified or amended under the indenture without the consent of the holder of each outstanding debt security of the series affected. Any waiver would cure the default or event of default.

Limitations on Enforcement of Remedies

Subject to the terms of the indenture, if a default or event of default under the indenture occurs and continues, the trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder (i) is not in conflict with any law or the indenture, (ii) does not expose the trustee to personal liability, and (iii) is not unduly prejudicial to the holders of the debt securities of such series not joining in such direction; and
•	the trustee may take any other action it deems proper that is not inconsistent with the indenture and such direction.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	such holder has previously given written notice to the trustee of a continuing default with respect to that series;
•	the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series shall have made written request to the trustee to institute proceedings in respect of such default in its own name as trustee under the indenture;
•	such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in complying with such request;
•	the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
•	no direction inconsistent with such written request has been given to the trustee during such 60 day-period by the holders of a majority in principal amount of the outstanding debt securities of that series.

In any event, the indenture provides that no one or more of such holders will have any right under the indenture to affect, disturb or prejudice the rights of any other holder, to obtain priority or preference over any of the other holders or to enforce any right under the indenture, except in the manner provided in the indenture and for the equal and ratable benefit of all holders of debt securities of such series.

We will annually file statements with the trustee regarding our compliance with the conditions and covenants in the indenture.

Subordination of the Debt Securities

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part provides that our obligation to make any payment on account of the principal and interest on any debt securities is subordinate and junior in right of payment to our obligations to the holders of our Senior Indebtedness. “Senior Indebtedness” is defined in the indenture to mean all of our:

•	indebtedness for borrowed or purchased money, whether or not evidenced by bonds, debentures, notes, or other written instruments;
•	deferred obligations for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;
•	obligations under letters of credit;
•	capital lease obligations;
•	indebtedness or other obligations with respect to interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity contracts and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates;
•	any obligations of ours to our general creditors (as defined for purposes of the capital adequacy regulations of the FRB applicable to us as the same may be amended or modified from time to time); and
•	all obligations of the type referred to in first five bullet points above of other persons or entities for the payment of which the Company is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with accounting principles generally accepted in the United States;

in each case, whether outstanding on the date that we entered into the indenture or arising after that time, and other than obligations ranking equally with the debt securities or ranking junior to the debt securities. Notwithstanding the foregoing, and for the avoidance of doubt, if the FRB (or other competent regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the indenture will have the meaning as described in that rule or interpretation.

Indebtedness and obligations that rank junior to the debt securities under the terms of the indenture include any indebtedness, the terms of which provide that such indebtedness ranks junior in right of payment to the debt securities, with respect to which the debt securities rank senior in right of payment and upon liquidation.

All liabilities of the Bank and our other subsidiaries, including without limitation the Bank’s depositors, liabilities to general creditors and liabilities arising during our subsidiaries’ ordinary course of business or otherwise, will be effectively senior to the debt securities to the extent of the assets of such subsidiaries. As of September 30, 2016, on a consolidated basis, our outstanding indebtedness and other liabilities totaled approximately $929.9 million, which includes approximately $803.8 million of deposit liabilities and $119.9 million of borrowings that would rank senior to the debt securities.

Over the term of any debt securities of any series issued hereunder, we will need to rely primarily on dividends from Howard Bank to pay interest and principal on our outstanding debt obligations, and to make dividends to our stockholders and payments on our other securities. Regulatory rules may restrict our ability to withdraw capital from the Bank by dividends or other means.

In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment of debt, composition or other similar proceeding relating to us or our property, any proceeding for the liquidation, dissolution or other winding up of us, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings, any assignment by us for the benefit of creditors or any other marshalling of our assets, all of our obligations to holders of our Senior Indebtedness would be entitled to be paid in full before any payment or distribution, whether in cash, securities or other property, can be made on account of the principal or interest on the debt securities. Only after payment in full of all amounts owing with respect to Senior Indebtedness will the holders of the debt securities, together with the holders of any of our obligations ranking on a parity with the debt securities, be entitled to be paid from our remaining assets the amounts due and owing on account of unpaid principal of and interest on the debt securities. In the event and during the continuation of any default in the payment of the principal of, or any premium or interest on any Senior Indebtedness beyond any applicable grace period with respect to such Senior Indebtedness, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or the trustee or agent on behalf of the holders of such Senior Indebtedness) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived, or shall have ceased to exist and such acceleration shall have been rescinded or annulled, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no payment shall be made by us on account of the principal of, or interest or any additional amounts on, the debt securities or on account of the purchase or other acquisition of any debt securities.

In the event of our bankruptcy or insolvency, holders of our Senior Indebtedness may receive more, ratably, and holders of the debt securities may receive less, ratably, than our other creditors. With respect to the assets of a subsidiary of ours, our creditors (including holders of the debt securities) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the indenture, if the trustee or any holder of any of the debt securities of any series, in any proceeding referred to above, receives any payment or distribution of our assets, whether in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the debt securities, in contravention of the subordination provisions applicable to such debt securities before all Senior Indebtedness is paid in full, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

We are obligated to pay compensation to the trustee as shall be agreed in writing between us and the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties relating to the debt securities. The trustee’s claims for these payments will generally be senior to those of the holders of the debt securities in respect of all funds collected or held by the trustee.

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part does not contain any limitation on the amount of Senior Indebtedness or other obligations ranking senior to or equally with the indebtedness evidenced by the debt securities that may be hereafter incurred by us or our subsidiaries, including Howard Bank.

Modification of Indenture; Waiver

The indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part provides that we and the trustee may modify or amend the indenture with, or, in certain cases, without the consent of the holders of a majority in principal amount of the outstanding debt securities of any series; provided that any modification or amendment may not, without the consent of each holder of the outstanding debt securities of any series affected thereby:

•	change the stated maturity of the principal of, any sinking fund obligation or any installment of interest on, any debt security;
•	reduce the principal amount or the rate of interest on any debt security;
•	reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the indenture, for any supplemental indenture, or for any waiver of compliance with certain provisions of the indenture or certain defaults and the consequences thereof under the indenture;
•	reduce the stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities of a relevant series;

•	extend the time of payment of interest on the debt securities;
•	impair (i) the right of any holder of a debt security of any series to receive payment of the principal and interest on such debt security on the respective due dates thereof or (ii) the right to institute suit for the enforcement of any payment on or with respect to the debt securities of such holder;
•	change any of the redemption provisions of the debt securities;
•	change the coin or currency for payment, of principal, or premium, if any, with respect to, the debt securities; or
•	modify any of the provisions with respect to subordination of the debt securities of any series in a manner adverse to holders thereof.

In addition, the holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of all holders of such debt securities, waive compliance by us with certain terms, conditions and provisions of the indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series.

In addition, we and the trustee may modify and amend the indenture without the consent of any holders of the debt securities for any of the following purposes:

•	to evidence the succession of another person to the Company as obligor under the indenture or to evidence the addition or release of any guarantor in accordance with the indenture or any supplemental indenture;
•	to provide for uncertificated or unregistered debt securities and to make all appropriate changes for such purpose, provided that such action or actions will not adversely affect the interests of the holders of the debt securities in any material respect;
•	to establish the form or terms of the debt securities and any related coupons;
•	to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under an indenture by more than one trustee;
•	to cure any ambiguity or correct any inconsistency in the indenture, provided that the cure or correction does not adversely affect the holders of the debt securities;
•	to add events of default for the benefit of the holders of the debt securities;
•	to secure or provide for the guarantee of the debt securities;
•	to change or eliminate any provisions of the indenture, if the change or elimination becomes effective only when there are no debt securities outstanding of any series created prior to the change or elimination that are entitled to the benefit of the changed or eliminated provision;
•	to establish the form of the debt securities and to provide for the issuance of any series of debt securities under the indenture and to set forth the terms thereof, and to add to, delete from or revise the conditions, limitations or restrictions on issue, authentication and delivery of such debt securities;
•	to comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act or to conform any provision in the indenture to the requirements of the Trust Indenture Act;
•	to add to the covenants for the benefit of holders of debt securities or to surrender any right or power conferred upon the Company in the indenture, provided that such action shall not adversely affect the interests of holders of the debt securities; or
•	to make any change that does not adversely affect the legal rights under the indenture of any holder of debt securities of any series issued under the indenture.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the indenture and the debt securities of any series in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the indenture and the debt securities in a covenant defeasance. We may do so after we irrevocably deposit with the trustee for the benefit of the holders of the debt securities sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the stated maturity date or a redemption date of the debt securities. If we choose the legal defeasance option, the holders of the debt securities will not be entitled to the benefits of the indenture except for certain limited rights, including registration of transfer and exchange of debt securities, replacement of lost, stolen or mutilated debt securities and the right to receive payments of the principal of (and premium, if any) and interest on such debt securities when such payments are due.

We may discharge our obligations under the indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the trustee an opinion of our legal counsel to the effect that holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service or a change in the applicable federal income tax law. We may not have a default under the indenture or the debt securities on the date of deposit and, under certain circumstances, 120 days after such deposit. The discharge may not cause the trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act of 1940. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the debt securities pursuant to the indenture shall be subject to our obtaining any required prior approvals of the FRB.

Satisfaction and Discharge

We may discharge our obligations under the indenture and the debt securities of any series if: (i) all outstanding debt securities of such series have been delivered for cancellation; (ii) (A) all outstanding debt securities of such series have become due and payable or will become due and payable at their stated maturity within one year or all outstanding debt securities of such series are scheduled for redemption within one year, and (B) we have irrevocably deposited with the trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding debt securities and any other sums due on the stated maturity date or such redemption date.

Form, Exchange and Transfer

Pursuant to the indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part, we may issue the debt securities of each series in registered or unregistered form with or without coupons and in denominations of $1,000 and any integral multiple of $1,000. The indenture provides that we may issue debt securities of a series in temporary or permanent form, including in global form that will be deposited with, or on behalf of, a depositary named by us, which will be identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the trustee duly executed by the holder, at the office of the registrar designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the registrar that we designate for any debt securities.

If we elect to redeem the debt securities of any series, the registrar will not be required (i) to issue, authenticate, register the transfer of or exchange any debt securities of any series being redeemed for a period of 15 days before a selection of such debt securities to be redeemed or (ii) to register the transfer of or exchange any debt securities so selected for redemption in whole or in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Further, the indenture in the form initially filed as an exhibit to the registration statement of which this prospectus is a part provides that, subject to the duty of the trustee upon the occurrence of an event of default to act with the required standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series, unless such holders shall have offered to the trustee reasonable indemnity or security against the costs, expenses and liabilities that may be incurred by it in complying with such request or direction. Subject to certain provisions, the holders of a majority in principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities are registered at the close of business on the applicable record date for such interest payment.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check that we will mail to the holder of any registered debt securities. We will name in the applicable prospectus supplement or free writing prospectus any paying agents that we initially designate for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us upon our request, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Maryland, except to the extent that the Trust Indenture Act is applicable.

CERTAIN ANTI-TAKEOVER PROVISIONS

Anti-Takeover Provisions in our Articles and Bylaws

General.  A number of provisions of our articles and bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of our articles and bylaws that might be deemed to have a potential “anti-takeover” effect. The following description of certain of the provisions of our articles and bylaws is necessarily general and reference should be made in each case to our articles and bylaws.

Classification of the Board of Directors.  Howard Bancorp’s articles provide that it will have not less than five nor more than 25 directors, and its bylaws provide that the exact number shall be fixed by its board of directors and that the number of directors may be increased or decreased by the board of directors. Howard Bancorp’s board of directors is currently composed of 14 directors.

Howard Bancorp’s directors are divided into three classes — Class I, Class II, and Class III — each class consisting of an equal number of directors, or as nearly equal as possible. Each director generally serves for a term ending on the date of the third annual meeting following the annual meeting at which such director was elected. A classified board of directors promotes continuity and stability of management, but makes it more difficult for our stockholders to change a majority of the directors because it generally takes at least two annual elections of directors for this to occur. Howard Bancorp believes that classification of the board of directors will help to assure the continuity and stability of its business strategies and policies as determined by its board of directors.

Extraordinary Transactions.  Pursuant to the Maryland General Corporation Law (the “MGCL”), a Maryland corporation generally cannot (except under and in compliance with specifically enumerated provisions of the MGCL) amend its articles of incorporation, consolidate, merge, sell, lease or exchange all or substantially all of its assets, engage in a share exchange, or liquidate, dissolve or wind-up unless such acts are approved by the affirmative vote of holders of at least two-thirds of the shares entitled to vote on the matter, unless a lesser or greater percentage is set forth in the corporation’s articles of incorporation. Howard Bancorp’s articles requires that such acts (other than an amendment to the articles to increase or decrease the number of authorized shares of our capital stock, which the articles authorize the board of directors approve without stockholder approval) be approved by the affirmative vote of holders of at least 80% of all the votes entitled to be cast on the matter unless, other than with respect to amendments to its articles of incorporation, the transaction is approved by a majority of its board of directors.

Amendment of Articles of Incorporation.  In general, other than with respect to increasing or decreasing the aggregate number of shares of stock or the number of shares of stock of any class that Howard Bancorp has the authority to issue, the current provisions of our articles may be amended only upon the affirmative vote of holders of at least 80% of all the votes entitled to be cast on the matter.

Amendment of Bylaws.  Howard Bancorp’s bylaws may be amended only by its board of directors. Stockholders have no authority to amend our bylaws.

Removal of Directors.  Howard Bancorp’s articles and bylaws provide that a director may only be removed by the affirmative vote of holders of at least 80% of the votes entitled to be cast in the election of directors. In addition, the MGCL provides that if a corporation’s directors are divided into classes, a director may only be removed for cause.

No Dissenters’ Rights.  Our articles provide that our stockholders and other security holders are not entitled to exercise any rights of an objecting stockholder under the MGCL unless otherwise determined by our board of directors.

Procedures for Stockholder Nominations and Proposals.  Our bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at an annual meeting of stockholders must submit written notice to its secretary not less than 90 days nor more than 120 days before the anniversary of the mailing date of the proxy materials in connection with its prior year’s annual meeting, unless we provide prior public disclosure, as defined in our bylaws, of less than 100 days of such annual meeting, in which case such notice must be received not later than the tenth day following the day on which we first make such public disclosure of the date of the meeting. With respect to an election to be held at a special meeting of stockholders, notice of nominees for director must be received no later than the tenth day following the day on which prior public disclosure of the date of the special meeting is first made.

A stockholder’s notice to the secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on Howard Bancorp’s books, of the stockholder proposing such business and, to the extent known, any other stockholders known by such stockholder to be supporting such proposal, (iii) the class and number of shares of Howard Bancorp capital stock that are beneficially owned by such stockholder on the date of such stockholder notice and, to the extent known, by any other stockholders known by such stockholder to be supporting such proposal on the date of such stockholder notice, (iv) the identification of any person retained or to be compensated by the stockholder submitting the proposal, or any person acting on his or her behalf, to make solicitations or recommendations to stockholders for the purpose of assisting in the passage of such proposal and a brief description of the terms of such employment, retainer or arrangement for compensation, and (v) any material interest of the stockholder in such business.

A stockholder’s notice with respect to the nomination of a director candidate must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director and as to the stockholder giving the notice (i) the name, age, business address and residence address of the person (and as the address appears on Howard Bancorp’s books, if different), (ii) the principal occupation or employment of the person, (iii) the class and number of shares of Howard Bancorp’s stock that are beneficially owned by the person on the date of such stockholder notice, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the proxy rules under the Exchange Act or any successor rule thereto (to the extent such rules are applicable to Howard Bancorp); (b) as to any person known by the stockholder giving the notice to be supporting any such nominee (i) the name and address, as they appear on Howard Bancorp’s books, of such persons and (ii) the class and number of shares of Howard Bancorp’s stock that are beneficially owned by such persons; (c) a representation that the stockholder giving the notice intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) a description of all arrangements or understandings between the stockholder giving the notice and each nominee and any arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and (e) the consent of each nominee to serve as a director if so elected.

Nominations and proposals that fail to follow the prescribed procedures will not be considered. Howard Bancorp believes that it is in its and its stockholders’ best interests to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors or proposals for new business. This advance notice requirement also may give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations should management determine that doing so is in the best interest of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted.

Absence of Cumulative Voting.  There is no cumulative voting in the election of our directors. Cumulative voting means that holders of stock of a corporation are entitled, in the election of directors, to cast a number of votes equal to the number of shares that they own multiplied by the number of directors to be elected. Because a stockholder entitled to cumulative voting may cast all of his, her or its votes for one nominee or disperse his, her or its votes among nominees as the stockholder chooses, cumulative voting is generally considered to increase the ability of minority stockholders to elect nominees to a corporation’s board of directors. The absence of cumulative voting means that the holders of a majority of our voting shares can elect all of the directors then standing for election and the holders of the remaining shares will not be able to elect any directors.

Authorized Shares.  As indicated above, our articles currently authorize the issuance of 10,000,000 shares of common stock and 5,000,000 shares of preferred stock and authorize a majority of our entire board of directors, without stockholder approval, to increase or decrease the aggregate number of shares of its stock or the number of shares of stock of any class that we have authority to issue. The authorization of shares of common stock and preferred stock in excess of the amount issued, and the authority of a majority of the board of directors to increase our authorized capital stock or any class thereof without stockholder approval, provides our board of directors with flexibility to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and stock options or other stock-based compensation. The unissued authorized shares also may be used by our board of directors consistent with its fiduciary duty to deter future attempts to gain control of Howard Bancorp. Also, as indicated above, our board of directors’ right to set the terms of one or more series of preferred stock has anti-takeover effects.

Anti-Takeover Provisions in the Maryland General Corporation Law

In addition to the provisions contained in Howard Bancorp’s articles and bylaws, the MGCL includes certain provisions applicable to Maryland corporations that may have an anti-takeover effect, including, but not limited to, the provisions discussed below.

Business Combinations.  Under the MGCL, certain “business combinations” between a Maryland corporation and an “Interested Stockholder” (as described in the MGCL) are prohibited for five years after the most recent date on which the Interested Stockholder became an Interested Stockholder, unless an exemption is available. Thereafter a business combination must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least (i) 80% of the votes entitled to be cast by holders of outstanding voting shares of the corporation and (ii) two-thirds of the votes entitled to be cast by holders of outstanding voting shares of the corporation other than shares held by the Interested Stockholder with whom the business combination is to be effected, unless the corporation’s stockholders receive a minimum price (as described in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Stockholder for its shares.

Maryland’s business combination statute does not apply to business combinations that are approved or exempted by the board of directors prior to the time that the Interested Stockholder becomes an Interested Stockholder. In addition, Maryland’s business combination statute does not apply to a corporation that “opts out” of the business combination statute through a provision in its articles of incorporation. Howard Bancorp has not elected to “opt out” of Maryland’s business combination statute through such a provision.

Control Share Acquisitions.  The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to the “control shares” except to the extent approved by a vote of holders of two-thirds of the shares entitled to be voted on the matter, excluding shares of stock owned by the acquirer or by officers or directors who are employees of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power except solely by virtue of a revocable proxy, would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third; (ii) one-third or more but less than a majority; or (iii) a majority of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and delivery of an “acquiring person statement”), may compel the corporation’s board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders’ meeting.

Unless the corporation’s articles of incorporation or bylaws provide otherwise, if voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement within ten days following a control share acquisition then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. Moreover, unless the articles of incorporation or bylaws provides otherwise, if voting rights for control shares are approved at a stockholders’ meeting and the acquirer becomes entitled to exercise or direct the exercise of a majority or more of all voting power, other stockholders may exercise dissenters’ rights. The fair value of the shares as determined for purposes of such dissenters’ rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

Maryland’s control share acquisition statute does not apply to individuals or transactions that are approved or exempted (whether generally or specifically) in a provision of the corporation’s articles of incorporation or bylaws before the control share acquisition occurs. Howard Bancorp has not approved or exempted any individuals or transactions through such a provision.

Effect of Anti-Takeover Provisions

The foregoing provisions of the articles of incorporation and bylaws and Maryland law could have the effect of discouraging an acquisition of Howard Bancorp or stock purchases in furtherance of an acquisition, and could accordingly, under certain circumstances, discourage transactions that might otherwise have a favorable effect on the price of our common stock. In addition, such provisions may make Howard Bancorp less attractive to a potential acquirer and/or might result in stockholders receiving a lesser amount of consideration for their shares of common stock than otherwise could have been available.

Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that are not negotiated with and approved by our board of directors. Our board of directors believes that these provisions are in Howard Bancorp’s best interests and the best interests of its stockholders. In the board of directors’ judgment, the board of directors is in the best position to determine Howard Bancorp’s true value and to negotiate more effectively for what may be in the best interests of our stockholders. Accordingly, the board of directors believes that it is in our best interests and in the best interests of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts.

Despite the board of directors’ belief as to the benefits to Howard Bancorp of the foregoing provisions, these provisions also may have the effect of discouraging a future takeover attempt in which stockholders might receive a substantial premium for their shares over then current market prices and may tend to perpetuate existing management. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Our board of directors, however, believes that the potential benefits of these provisions outweigh their possible disadvantages.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus in any one or more of the following ways:

•	directly to investors or purchasers;
•	to investors through agents;
•	directly to agents;
•	to or through brokers, dealers or agents;
•	to the public through underwriting syndicates led by one or more managing underwriters;
•	to one or more underwriters acting alone for resale to investors or to the public;
•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; and
•	through a combination of any such methods of sale.

Securities may also be issued upon exercise of warrants. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

The securities may be distributed at: (1) a fixed price or prices that may be changed; (2) market prices prevailing at the time of sale; (3) prices related to the prevailing market prices; or (4) negotiated prices.

Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on The Nasdaq Stock Market, LLC, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. We also may, from time to time, authorize underwriters acting as their agents to offer and sell the securities upon the terms and conditions as are set forth in the applicable prospectus supplement. In connection with the sale of securities, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of securities for whom they may act as agent. Underwriters may sell securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.

The prospectus supplement will, where applicable:

•	describe the terms of the offering;
•	identify any underwriters, dealers or agents;
•	identify any managing underwriter or underwriters;
•	disclose the purchase price of the securities;
•	disclose the net proceeds from the sale of the securities;
•	describe any delayed delivery arrangements;
•	describe any underwriting discounts, commissions and other items constituting underwriters’ compensation;
•	disclose any initial public offering price;
•	describe any discounts or concessions allowed or reallowed or paid to dealers; and
•	describe any commissions paid to agents.

Sale Through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We may sell directly the securities offered through this prospectus. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, than the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on The Nasdaq Stock Market LLC, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

Other than with respect to our common stock, unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, in connection with an offering an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any such activities at any time.

To the extent permitted by and in accordance with Regulation M under the Exchange Act, any underwriters who are qualified market makers on The Nasdaq Stock Market LLC may engage in passive market making transactions in the securities on The Nasdaq Stock Market during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

LEGAL MATTERS

Except as otherwise provided in any prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Ober, Kaler, Grimes & Shriver, a Professional Corporation, Baltimore, Maryland.

EXPERTS

The consolidated financial statements incorporated in this registration statement by reference from our Annual Report on Form 10-K for the year ended December 31, 2015 have been audited by Stegman & Company, independent registered public accounting firm, as stated in their report, dated March 29, 2016, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

2,400,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

RAYMOND JAMES

STEPHENS INC.

January 27, 2017